SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 18, 2002
                                                         -----------------

                                   IMPATH INC.
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             (Exact name of registrant as specified in its charter)

           Delaware                     0-27750                 13-3459685
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(State or other jurisdiction of       (Commission            (I.R.S. Employer
incorporation or organization)         File No.)           Identification No.)

                 521 West 57th Street, New York, New York 10019
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               (Address of principal executive offices) (Zip Code)

                                 (212) 698-0300
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              (Registrant's telephone number, including area code)

                                 Not Applicable
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              (Former name, former address and former fiscal year,
                          if changed since last report)

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Items 2 and 5.    Acquisition or Disposition of Assets and Other Events.

                  On January 18, 2002, IMPATH Inc. (the "Company") completed the acquisition of Tamtron Corporation ("Tamtron") pursuant to the Agreement and Plan of Merger, dated as of January 7, 2002 (the "Merger Agreement"), among the Company, Tamtron and Warwick Acquisition Corp., a wholly owned subsidiary of the Company ("Merger Sub"). Pursuant to the Merger Agreement, Merger Sub was merged with and into the Tamtron and Tamtron became a wholly-owned subsidiary of the Company (the "Merger").

                  The Company paid an aggregate net purchase price of $25.9 million in cash for 100% of the outstanding shares of Tamtron in connection with the Merger. The Company purchased such shares with cash-on-hand and proceeds from the credit facility established pursuant to the Credit Agreement, dated as of June 4, 2001, as amended, among the Company and its subsidiaries referred to therein, the lenders listed therein and Fleet National Bank, as Agent.

                  Tamtron is a leader in providing pathology information management software to hospitals and laboratories throughout the United States.

Item 7.       Financial Statements and Exhibits.

                  a,b.     Not applicable.

                  c.       Exhibits:
                           --------

10.1 Agreement and Plan of Merger by and among the Company, Tamtron and Merger Sub, dated as of January 7, 2002.

99.1     Press Release of the Company dated January 8, 2002.




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

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           IMPATH INC.

                                   By:     /s/ Richard C. Rosenzweig
                                      -------------------------------
                                           Richard C. Rosenzweig
                                           General Counsel and Secretary


Date:  February 4, 2002



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

EXHIBIT INDEX

Exhibit No.         Description
-----------         -----------

10.1 Agreement and Plan of Merger by and among the Company, Tamtron and Merger Sub, dated as of January 7, 2002.

99.1     Press Release of the Company dated January 8, 2002.












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